UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): May 14, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	Nasdaq Global Select Market

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on May 10, 2019 and May 13, 2019, Amyris, Inc. (the “Company”) entered into separate Exchange Agreements (the “Initial 6.50% Note Exchange Agreements”) with certain holders of the Company’s 6.50% Convertible Senior Notes due 2019 (the “6.50% Notes”; the terms of the 6.50% Notes were previously reported in Note 4, “Debt” in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2018, which disclosure is incorporated herein by reference), pursuant to which such holders agreed to exchange their 6.50% Notes, representing $28.5 million aggregate principal amount of 6.50% Notes, for an aggregate of 7,101,468 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and warrants (the “Warrants”) to purchase an aggregate of 1,744,241 shares of Common Stock (the “Initial 6.50% Note Exchange”). The entry into the Initial 6.50% Note Exchange Agreements, the closing of certain portions of the Initial 6.50% Note Exchange, the issuance of certain of the Shares and the Warrants, and related matters were reported in a Current Report on Form 8-K filed by the Company with the SEC on May 14, 2019, which is incorporated herein by reference.

On May 15, 2019, the Company entered into an Exchange Agreement (the “Subsequent 6.50% Note Exchange Agreement”) with Total Raffinage Chimie S.A. (“Total”), a commercial partner of the Company and an owner of greater than five percent of the Company’s outstanding Common Stock, with the right to designate one member of the Company’s Board of Directors, pursuant to which Total agreed to exchange its 6.50% Note, in the principal amount of $9.7 million (the “Subsequent Exchange Note”), for a new senior convertible note (the “New Note”) with an equal principal amount and with substantially identical terms as the Subsequent Exchange Note, except that the maturity date of the New Note would be June 14, 2019 and the New Note would not be issued under the indenture relating to the 6.50% Notes (the “Subsequent Exchange”). The Subsequent 6.50% Note Exchange Agreement includes customary representations, warranties and covenants of the parties.

The closing of the Subsequent Exchange occurred on May 15, 2019. At the closing, the Company issued the New Note to Total in exchange for the Subsequent Exchange Note, which was surrendered to the trustee for the 6.50% Notes (the “Trustee”) for cancellation and retired on May 15, 2019.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 2.03 above is incorporated herein by reference.

On May 14, 2019 and May 15, 2019, the Company consummated the remaining portion of the Initial 6.50% Note Exchange, consisting of the issuance of an aggregate of 3,622,460 shares of Common Stock and a Warrant to purchase 352,638 shares of Common Stock, at an exercise price of $4.56 per share and with an exercise term of two years from issuance, in exchange for the surrender and cancellation of $15.0 million aggregate principal amount of 6.50% Notes. The 6.50% Notes exchanged in the Initial 6.50% Note Exchange were surrendered to the Trustee for cancellation and retired on or prior to May 15, 2019.

The Shares, the New Note and the Warrants (including the shares of Common Stock underlying the New Note and the Warrants) were issued in private exchanges pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 17, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer